UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2016

BUFFALO WILD WINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
In connection with Mary J. Twinem’s previously announced retirement, which occurred on February 29, 2016, our board of directors has appointed Jeffrey B. Sorum to serve in the additional positions of Chief Accounting Officer and interim principal financial officer, effective March 1, 2016.
Mr. Sorum, age 52, has served as Senior Vice President and Corporate Controller at Buffalo Wild Wings, Inc. since January 2013. Previously, he had served as Vice President and Corporate Controller from 2005 to January 2013 and as Senior Director of Accounting from 2002 to 2005. He maintains an active CPA license in the State of Minnesota and began his career with KPMG LLP, where he served in various roles from 1992 to 2002, most recently as a Senior Audit Manager.
As part of its comprehensive succession plans, our company is conducting a search for a permanent Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

Date: March 1, 2016	By	/s/ Emily C. Decker
Emily C. Decker
Senior Vice President, General Counsel and Secretary